Exhibit 10.14

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER STATE OR JURISDICTION. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

625,000 Series A Preferred Stock	Effective Date: December 31, 2012

CIBUS GLOBAL, LTD.
WARRANT TO PURCHASE SERIES A PREFERRED STOCK

THIS WARRANT (the “Warrant”) between Cibus Global, Ltd., a company organized under the laws of the British Virgin Islands (the “Company”) and the undersigned holder of this Warrant (such person or entity and any successor and assign being hereinafter referred to as the “Holder”), sets forth the terms and conditions upon which the Holder is and shall be entitled, and shall and hereby does have the right, but not the obligation, to subscribe for and purchase from the Company 625,000 shares of Series A Preferred Stock (such Series A Preferred Stock or other shares of capital stock for which this Warrant may in the future become exercisable for, the “Warrant Shares”) in the Company at an exercise price (the “Exercise Price”) equal to US$2.00 per share. This Warrant may be exercised from time to  time and at any time in whole or in part prior to the Expiration Date (as defined below) and is subject to the terms and conditions set forth below. The Holder acknowledges and agrees that the Warrant Shares, when and if issued upon exercise of the Warrant hereunder, shall be subject to the terms and conditions of (a) the Company’s Amended and Restated Memorandum of Association in effect as of the date hereof (such agreement together with any amendments or restatements which may be adopted from time to time hereafter, being referred to as the “MOA”), (b) the Company’s Amended and Restated Articles of Association in effect as of the date hereof (such agreement together with any amendments or restatements which may be adopted from time to time hereafter, being referred to as the “AOA”); and (c) that certain Strategic Equity Alliance Agreement, dated as of September 18, 2009, by and among Makhteshim Agan C, LLC, as assignee of Irvita Plant Protection N.V. (“MAI”), certain of the Company’s shareholders and the Company (such agreement together with any existing amendment as well as any amendments or restatements which may be adopted from time to time hereafter, being referred to as the “SEA”).

1. Term. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and concluding on the first to occur of the following (the “Expiration Date”): (a) December 31, 2024; (b) any Change of Control (as defined below) transaction; or (c) upon the initial public offering of the equity securities of the Company. For this purpose, the term “Change of Control” shall mean (i) any sale of all or substantially  all of the Company’s assets, or any sale of any material portion of the Company’s assets other than in the ordinary course of the conduct of the Company’s business, (ii) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s incorporation, (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the then authorized shares in the Company are transferred to holders different from those who held the shares immediately prior to such merger; and/or (iv) any sale or transfer of fifty percent (50%) or more of the then authorized shares in the Company to any person or persons other than the then existing members of the Company.

2. Warrant Nontransferable; Exception. Without the prior written consent of the Company, this Warrant shall be neither transferable nor assignable by the Holder other than to an estate planning trust controlled by Holder by will or by the laws of descent and distribution and may be exercised, during the Holder’s lifetime, only by the Holder, and is further subject to the limitations set forth herein below.

3. Notice of Certain Events. In connection with a Change of Control, the Company will provide Holder with written notice specifying, as the case may be, the date on which the Change of Control will occur, and the time, if any is to be fixed, as of which the Holders of record of the Series A Preferred Stock (or such shares at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Series A Preferred Stock (or such units at the time receivable upon the exercise of this Warrant) for securities or other property deliverable upon such Change of Control. Such notice shall be delivered at least ten (10) days prior to the date therein specified for the occurrence of the Change of Control.

4. Exercise.

(i) In order to exercise this Warrant with respect to all or any portion of the Warrant Shares during the times when the Warrant is exercisable (as described above), the Holder (or in the case of exercise after the Holder’s death, the Holder’s executor, administrator, heir or legatee, as the case may be) must take the following actions: (a) execute and deliver to the Company the Notice of Exercise in  the form attached hereto as Exhibit “A” and incorporated herein by this reference (the “Notice of Exercise”); (b) pay the Exercise Price for the purchased Warrant Shares by either full payment, in cash or cash equivalents, or any other form which the Company may, in its sole and absolute discretion, approve at the time of exercise; and (c) execute and deliver to the Company a Letter of Accession with respect to the SEA in the form attached hereto as Exhibit “B” and incorporated herein by this reference (the “Letter of Accession”), as well as such additional documents, instruments or agreements as the Company shall determine is reasonably necessary or appropriate in order to evidence or reflect any of  the foregoing. Payment of the Exercise Price shall immediately become due and shall accompany the Notice of Exercise.

(ii) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the Holder of record of such Warrant Shares as of the close of business on such date. In the event that this Warrant is exercised in part, the Company will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its MOA or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. Notwithstanding the foregoing, however, nothing hereunder shall be construed so as to prohibit the Company from undertaking further issuances of capital stock and/or such other securities or instruments, in each case, which may be exercisable or convertible with or into such capital stock in the company, to one or more third-parties or other persons, such issuances to be upon such terms and conditions, and for such consideration as the Company shall deem to be appropriate, it being expressly acknowledged and agreed that any such issuances may dilute the percentage interests and/or other rights which may be represented by the Warrant Shares when and if they shall be issued upon exercise of the Warrants hereunder.

7. No Member Rights; Limitation of Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any economic rights of the Company with respect to any of the Warrant Shares. Only upon proper and timely exercise of this Warrant as described hereunder, the Holder shall, with respect to the purchased Warrant Shares, have a right to share in distributions with respect to such Warrant Shares in the manner set forth in the MOA and other organizational documents of the Company.

8. Representations of Holder. The Holder of the Warrant agrees and acknowledges the Warrant is being acquired for its own account, for investment purposes only, it either has a prior personal or business relationship with the officers, directors or controlling persons, or by reason of his business or financial experience, or the business or financial experience of its professional advisors who are unaffiliated with and not compensated by the Company, could be reasonably assumed to have the capacity to protect its own interests in connection with the purchase of and the exercise of the Warrant, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part, and the Holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the Holder will not sell, hypothecate or otherwise transfer his Warrant except in accordance with the Act and applicable state securities laws or unless, in the opinion of counsel for the Holder acceptable to the Company, an exemption from the registration requirements of the Securities Act and applicable law.

9. Certain Adjustments.

(i) Reclassification. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by the reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(ii) Split, Subdivision or Combination. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of units subject  to the Warrant shall be proportionately increased in the case of a split or subdivision and proportionately decreased in the case of a combination.

(iii) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment pursuant to this Section 9 (other than Section 9(i)), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

10. Reservation of Shares. The Company covenants that, beginning on the Effective Date, and during the remainder of the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of capital stock a sufficient number of Series A Preferred Stock to provide for the issuance of Series A Preferred Stock upon the exercise of this Warrant.

11. Miscellaneous.

(i) Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

(ii) Notices. All notices under this Warrant shall be in writing and shall be deemed to have been given (a) upon receipt, when delivered by hand or by electronic facsimile transmission, or (b) upon actual delivery by overnight courier, or (c) three days after mailing by regular first-class mail or certified mail return receipt requested, addressed to each party at the addresses indicated below their signatures below or at such other address as such party may designate by ten (10) business days’ advance written notice to the other party.

(iii) Amendment. This Warrant is being issued as part of a series of warrants in connection with a Series A Preferred financing transaction. Any term of this Warrant may be amended or waived with the written consent of the Company and holders of such warrants representing a majority of the Warrant Shares exercisable upon exercise of all such warrants outstanding at such time; provided, however, that any such amendment or waiver shall apply to all such warrants in the same manner.

(iv) Governing Law. This Warrant and all acts and transactions hereunder and all rights and obligations of Holder and Company shall be governed by the internal laws (and not the conflicts of law rules) of the British Virgin Islands.

(v) General. Should any provision of this Warrant be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Warrant, which shall continue in full force and effect. This Warrant and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Company and Holder and supersede all prior and contemporaneous negotiations and oral representations and agreements (including, without limitation, the Original Warrants, which shall be and hereby are amended and restated by this Warrant and thereby terminated and of no further force and effect), all of which are merged and integrated in this Warrant.  There are  no oral understandings, representations or agreements between the parties which are not  set forth in this Warrant or in other written agreements signed by the parties in connection herewith. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. Each of the counterparts may be signed and transmitted by facsimile and/or PDF with the same validity as if it were an original document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer and to be dated as of the date first above written.

“Company”	CIBUS GLOBAL LTD

	By:	/s/ Peter Beetham
	Name:	Peter Beetham
Its:

Address:	6455 Nancy Ridge Drive, Suite 100 San Diego, CA 92121

COUNTERPART SIGNATURE PAGE
TO WARRANT

ACKNOWLEDGED AND AGREED TO:

HOLDER:

Print Name of Holder:	Jean-Pierre Lehmann

/s/ Jean-Pierre Lehmann
Signature

Title (if applicable):

Address:

EXHIBIT “A”

NOTICE OF EXERCISE
CIBUS GLOBAL LTD.
WARRANT ORIGINALLY ISSUED __________, 2012

To: Cibus Global Ltd.

1.
(Please check one):  The undersigned hereby elects to purchase ______ Series A Preferred Stock of Cibus Global Ltd. pursuant to the provisions of Section 4(i) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in the full amount of $_________.

2.
In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Series A Preferred Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Series A Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

3.	lease issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such name as is specified below:

(Name) (Please Print)

Social Security or other identifying Number:

Address:

City, State and Zip Code

(Date)	(Signature)

[Exhibit A to Warrant – Notice of Exercise]

SCHEDULE

Omitted Warrant Agreements

Name of Warrant Holder	End Date	Quantity	Exercise Price	Additional Terms
Rory Riggs	September 2024	216,638	$2.00	Includes IPO Addendum*
Rory Riggs	December 2024	600,000	$2.00	Includes IPO Addendum*
Jean-Pierre Lehmann	September 2024	343,718	$2.00
Keith Walker	September 2024	2,208	$2.00

* IPO ADDENDUM

The Warrant is hereby subject to the following additional terms and conditions:

(a)        “Up-C” IPO.  In the event that, in connection with any desired public offering of shares of the Company, the Company causes to be created an entity to serve as the vehicle to be used to accomplish the purposes of such offering (“IPOco”), which IPOco is established to sell shares directly to the public for cash and then contribute the cash proceeds from such offering to the Company in exchange for shares of the Company (with shares of the Company then being exchangeable for equivalent shares of IPOco on a one-for-one basis), the Warrant shall, upon designation by the Holder (at the Holder’s option), and to the extend not otherwise exercised or terminated, at the time of exercise of this Warrant, be exercisable against the Company in exchange for delivery by the Company to Holder of that number (and class) of IPOco shares into which the Warrant Shares are exchangeable, at the same exercise price as this Warrant, in each case subject to adjustment in the event the ratio at which the Company’s shares may be exchanged for shares in IPOco is other than one for one.

(b)        “Rollup” IPO.  In the event that the Company is reorganized, converted, merged or otherwise consolidated with or into a newly formed legal entity (a “Rollup Vehicle”) pursuant to which all or a significant portion of the holders of equity securities in the Company are offered and/or receive equity securities in such Rollup Vehicle, and, in connection with which, such Rollup Vehicle undertakes (or is contemplated to undertake) a public offering of equity securities (collectively, a “Rollup Transaction”), then the following additional provisions shall apply:

(i)         Exchange of Warrant.  The Warrant, to the extent not previously exercised or terminated hereunder, shall entitle the Holder (at the Holder’s option) to contribute and convey the Warrant (free and clear of any liens or encumbrances) to the Rollup Vehicle concurrently with such Rollup Transaction in exchange for a designated number of Exchange Shares (defined below) of the Rollup Vehicle.  The designated number of Exchange Shares shall be the same number of shares of the Rollup Vehicle as are issued in the Rollup Transaction to former holders of shares of the Company of the same class as the Warrant Shares in exchange for such shares (such shares of the Rollup Vehicle as are issued to such holders of such Company shares being referred to as the “Equivalent Shares”).  The Company and the Rollup Vehicle shall utilize commercially reasonable efforts (to the extent permissible in accordance with applicable law) in order for the contribution and conveyance of the Warrant by the holder thereof to the Rollup Vehicle in exchange for the Exchange Shares to be treated and classified for U.S. federal tax purposes as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended.

(ii)        Shares Issued in Exchange for Warrant.  The “Exchange Shares” of the Rollup Vehicle shall mean a class of equity securities of the Rollup Vehicle which are designated as a special class of securities in the Rollup Vehicle.  Each Exchange Share shall, except as otherwise described below, entitle the holder thereof to equivalent and parri passu voting and economic rights with respect to dividends and liquidating distributions from the Rollup Vehicle as are possessed by a holder of an Equivalent Share.

(iii)       Additional Terms of Exchange Shares.  Notwithstanding the foregoing, the organizational documents of the Rollup Vehicle shall provide the following additional terms and conditions relating to each Exchange Share:

(A)       Upon liquidation (or similar event) with respect to the Rollup Vehicle, such Exchange Share shall not be entitled to receive distributions in connection therewith unless and until the amounts that would have been distributable with respect to such Exchange Share (but which are no so distributed by reason of this clause) are equal to the unpaid exercise price for the Warrant Share(s) underlying the Warrant and for which such Exchange Share was issued (the “Unpaid Exercise Price”).

(B)       At any time on or prior to the date which is 7 years after the date of issuance of such Exchange Share (such period, the “Exchange Period”), the holder thereof shall have the option of converting such Exchange Share into a specified number (or fraction) of Equivalent Shares, such specified number (or fraction) being that number (or fraction) of Equivalent Shares as shall have an aggregate Fair Market Value as of that time which is equal to the Net Share Value.  The “Net Share Value” shall mean the Fair Market Value of an Equivalent Share as of the date of conversion minus the Unpaid Exercise Price of the Exchange Share being converted.  The “Fair Market Value” shall mean, as of any particular date, the trailing 30-day average closing sales price for such shares as quoted on the stock exchange or market on which shares are listed or, in the absence of such exchange or markets, as determined by the Board of Directors of the Rollup Vehicle in good faith.

(C)       At any time after the close of the Exchange Period, with respect to any Exchange Share which have not been converted into Equivalent Shares pursuant to the immediately preceding clause, the Rollup Vehicle shall have the right (but not the obligation) to purchase such Exchange Share (and the holder thereof shall be obligated to sell such Exchange Share to the Rollup Vehicle, free and clear of any liens or encumbrances) for a cash purchase price equal to the excess of the Net Share Value (defined above) as of such time minus the Full Share Value (as also defined above) as of such time.

(D)       Such additional terms and conditions as shall be determined by the Rollup Vehicle to be necessary or appropriate in order to evidence, reflect or give effect to any of the matters set forth above (including but not limited to such provisions as relate to time periods or procedures for giving notices of exercise, conversion or other similar matters, and/or such additional matters as may be necessary or appropriate in order to comply with any applicable, or potentially applicable, laws, rules, or regulations from time to time).